                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                  -----------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 1998

                        INTEGRA LIFESCIENCES CORPORATION
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                        0-26224              51-0317849
----------------------------          -----------            -------------
(State or other jurisdiction          (Commission            (IRS Employer
         of incorporation)            File Number)         Identification No.)

       105 Morgan Lane
       Plainsboro, New Jersey                                  08536
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number,
including area code:  (609) 275-0500

                                 Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets.

On September 28, 1998, Integra LifeSciences Corporation, a Delaware corporation (the "Company"), acquired all of the outstanding capital stock of Rystan Company, Inc., a New Jersey corporation ("Rystan"), from GWC Health, Inc., a New Jersey corporation and the direct parent of Rystan ("GWC"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated September 28, 1998 among the Company, RC Acquisition Corporation, a New Jersey corporation and wholly-owned subsidiary of the Company ("Merger Sub"), GWC and Rystan. Rystan manufactures and markets a number of medical products, including its lead product, Panafil(R), an enzymatic debridement agent used to remove necrotic tissue in wounds, including chronic diabetic foot ulcers.

In accordance with the terms and conditions of the Merger Agreement, Merger Sub was merged with and into Rystan, with Rystan as the surviving corporation, resulting in Rystan being a wholly-owned subsidiary of the Company. As consideration for the merger, the Company issued to GWC 800,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), and two warrants, each to purchase 150,000 shares of Common Stock (the "Warrants"). Each of the Warrants may be exercised for shares of Common Stock at any time after September 28, 1998, for a purchase price per share of $6.00 and $7.00, respectively, subject to customary antidilution adjustments. The $6.00 Warrant expires on January 31, 2000, provided that if the average closing price on the Nasdaq National Market for shares of Common Stock for the thirty trading days ending on the fifth day immediately preceding the then-current expiration date is less than $8.00 per share, then the expiration date shall be extended for one year, but in no event shall be extended beyond January 31, 2003. The $7.00 Warrant expires on December 31, 2002.

In connection with the transactions contemplated by the Merger Agreement, the Company entered into a Registration Rights Agreement with GWC pursuant to which the Company granted to GWC certain registration rights with respect to the Shares and the shares of Common Stock issued upon exercise of the Warrants (the "Warrant Shares"). Following the exercise in full of either or both of the Warrants, GWC may demand the registration of all or part of the Warrant Shares. GWC may also register all or part of the Shares and the Warrant Shares on any future registration statement of the Company which registers Common Stock under the Securities Act of 1933, as amended (the "Act"), for sale to the public for cash, unless (i) no stockholders of the Company propose to register or sell their securities in connection with such offering and (ii) the proceeds to the Company from such offering (after deduction of underwriting discounts and commissions) are reasonably expected to be less than $10,000,000. GWC is entitled to two such demand registrations and an unlimited number of such piggyback registrations until such time as the Shares and the Warrant Shares may be transferred or sold without registration by virtue of Rule 144(k) under the Act, as amended, at which time GWC's demand and piggyback rights terminate.

                                     * * *

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Historical financial statements of Rystan and pro forma financial information are not included with this Report. Such financial information is not required because Rystan does not qualify as a "significant subsidiary" for purposes of such disclosure under Rule 1-02(w) of Regulation S-X.

         (c)      Exhibits.

Exhibit Number
(Referenced to
 Item 601 of
 Regulation S-K)           Description of Exhibit

2 Agreement and Plan of Merger dated September 28, 1998 among Integra LifeSciences Corporation, RC Acquisition Corporation, GWC Health, Inc. and Rystan Company, Inc.*

4.1 Warrant to Purchase 150,000 Shares of Integra LifeSciences Corporation Common Stock at an exercise price of $6.00 per share

4.2 Warrant to Purchase 150,000 Shares of Integra LifeSciences Corporation Common Stock at an exercise price of $7.00 per share

10.1 Registration Rights Agreement dated September 28, 1998 between Integra LifeSciences Corporation and GWC Health, Inc.

10.2 Lease dated September 28, 1998 between Rystan Company, Inc. and GWC Health, Inc.

-----------------------------
* Integra agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTEGRA LIFESCIENCES CORPORATION

Date:  October 13, 1998                 By:   /s/ Stuart M. Essig
                                             ---------------------------------
                                             Stuart M. Essig, President and
                                             Chief Executive Officer

                               INDEX OF EXHIBITS

         Exhibit No.                Description of Exhibit

         2 Agreement and Plan of Merger dated September 28, 1998 among Integra LifeSciences Corporation, RC Acquisition Corporation, GWC Health, Inc. and Rystan Company, Inc.*

         4.1 Warrant to Purchase 150,000 Shares of Integra LifeSciences Corporation Common Stock at an exercise price of $6.00 per share

         4.2 Warrant to Purchase 150,000 Shares of Integra LifeSciences Corporation Common Stock at an exercise price of $7.00 per share

         10.1 Registration Rights Agreement dated September 28, 1998 between Integra LifeSciences Corporation and GWC Health, Inc.

         10.2 Lease dated September 28, 1998 between Rystan Company, Inc. and GWC Health, Inc.

 -----------------------------
* Integra agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.